UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 28, 2010

FREEDOM RESOURCES
ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32735	87-0567033
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4265 San Felipe Street, Suite 1100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 327-7417

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2010, the Board of Directors (the “Board”) of Freedom Resources Enterprises, Inc. (the “Company”), pursuant to Article III, Section 3.1 of the Bylaws of the Company, voted to increase the number of directors on the Board to three directors from two directors and to appoint James Wolff as a director of the Company, effective immediately, to fill the vacancy on the Board created by the increase in the number of directors.  Mr. Wolff  has served as the Chief Financial Officer of US Coal Corporation since 2008.  Prior to joining US Coal Corporation, Mr. Wolff was the Executive Vice President and Chief Financial Officer of Energy Coal Resources, Inc., from 2006 to 2008.  From 2003 to 2006, Mr. Wolff  provided independent financial advisory services to transportation and energy businesses.  Previously, from 1992 to 2003, Mr. Wolff  held several positions with American Commercial Lines, LLC, including Senior Vice President of Finance and Administration and Chief Financial Officer and Chief Financial Officer of Danielson Holding Corporation, an affiliated entity.  Mr. Wolff holds a B.A. degree in Economics from the University of Texas.

There is no arrangement or understanding between Mr. Wolff and any other person, pursuant to which Mr. Wolff is to be appointed as a director.  Mr. Wolff is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2010

FREEDOM RESOURCES ENTERPRISES INC.

	By:	/s/ Edward Mooney
Edward Mooney
President and Chief Executive Officer